AGENCY AGREEMENT

April •, 2011

Manas Petroleum Corporation
Bahnhofstrasse 9
6341 Baar, Switzerland

Dear Sirs:

Re: Offering of Units

     Raymond James Ltd., as Agent, understands that Manas Petroleum Corporation (the "Corporation") proposes to issue and sell a minimum of 40,000,000 units (the "Units") at a price of $0.50 per Unit (the "Offering Price") for minimum aggregate gross proceeds of $20,000,000 (the "Minimum Offering") and a maximum of up to 60,000,000 Units at the Offering Price for maximum aggregate gross proceeds of up to $30,000,000 (the "Maximum Offering"). Each Unit shall consist of one share of common stock in the capital of the Corporation (the "Unit Shares") and one common share purchase warrant (a "Warrant"). Each Warrant shall entitle the holder thereof to acquire one additional common share of the Corporation (a "Warrant Share") at a price of $0.70 per share, subject to adjustment, at any time until 5:00 p.m. (Vancouver time) on the date that is 36 months following the Closing Date.

     The Agent understands that the Corporation has prepared and filed the Preliminary Prospectus and related documents pursuant to the Prospectus System and that the British Columbia Securities Commission has issued a receipt dated February 2, 2011, evidencing receipt by the British Columbia Securities Commission and the Ontario Securities Commission and the deemed receipt from each of the other securities commissions in the Qualifying Provinces. The Agent further understands that the Corporation will file the Prospectus with the Regulatory Authorities in the Qualifying Provinces pursuant to the Prospectus System in accordance with their requirements in order to qualify the Units for Distribution in each of the Qualifying Provinces.

     The Agent also understands that the Corporation filed the Registration Statement, which includes disclosure that is substantially similar to the disclosure in the Preliminary Prospectus, with the SEC. The Agent understands that the Corporation has also filed an amendment to the Registration Statement on Form S-1/A, which includes disclosure that is substantially similar to the disclosure in the Prospectus.

     Based upon the foregoing and subject to the terms, conditions, representations and warranties contained herein, the Agent hereby agrees to act as, and the Corporation hereby appoints the Agent as, its sole and exclusive agent to offer the Units for sale on the Closing Date in the Qualifying Provinces, at the Offering Price. The Agent hereby agrees to use its commercially reasonable efforts to secure subscriptions for the Units, provided that the Agent shall be under no obligation to purchase any of the Units.

     The Agent shall be entitled to retain as sub-agents other securities dealers and may receive (for delivery to the Corporation at the Closing Time) subscriptions for Units from subscribers from other dealers. Any fees payable to such sub-agents shall be for the account of the Agent.

     In consideration of the services to be rendered by the Agent in connection herewith the Corporation agrees to pay the Agent, at the Closing Time, a fee of 6.75% of the aggregate gross proceeds raised under the Offering ($0.03375 for each Unit sold).

     Provided that the Minimum Offering is achieved, the Corporation will grant to the Agent and its designated sub-agents, if any, at the Closing Time, an irrevocable, non-transferable stock purchase warrant (the "Agent's Warrant") to purchase that number of Common Shares (the "Agent's Warrant Shares") as is equal to 3.0% of the number of Units sold under the Offering at a purchase price of $0.60 per share (being 120% of the Offering Price) for a period of twenty-four (24) months following the date the Common Shares are listed on the TSXV on the terms and conditions contained in the form of agent’s warrant certificate annexed hereto as Schedule "A" (the "Agent’s Warrant Certificate").

     For greater certainty, the services provided by the Agent in connection herewith will not be subject to the goods and services tax provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided. However, in the event that the Canada Revenue Agency determines that goods and services tax is exigible on the fees payable to the Agent hereunder, the Corporation agrees to pay the amount of such tax forthwith upon request of the Agents.

     The terms and conditions of the agreement between the Corporation and the Agent are as set forth below.

TERMS AND CONDITIONS

1.	Definitions and Interpretation.

1.1	In this Agreement, unless the context otherwise requires:

"Affiliate" shall have the meaning ascribed thereto in Rule 405 of Regulation C, promulgated by the SEC;

"Agent" means Raymond James Ltd.;

"Agent's Information" means, in respect of the Prospectuses and the Registration Statement, any statements contained therein furnished by the Agent for inclusion in the Prospectuses and the Registration Statement;

"Agreement", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions mean and refer to, respectively, the agreement between the Corporation and the Agent resulting from the acceptance by the Corporation of the offer made by the Agent by this letter and not to any particular paragraph or other part of this Agreement;

"Auditor" means BDO Visura International AG, auditor of the Corporation;

"Business Day" means any day of the year other than a Saturday, Sunday or statutory holiday, on which banks are open for business in the Cities of Calgary, Alberta, Vancouver, British Columbia and Baar, Switzerland;

"Claim" shall have the meaning ascribed thereto in section 11.1;

"Closing" means the completion of the sale by the Corporation of the Units pursuant to this Agreement;

"Closing Date" means •, 2011 or such other date or dates as the parties hereto may mutually agree upon in writing, provided that in no event shall the Closing occur later than •, 2011;

"Closing Time" means 9:00 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as the parties hereto may mutually agree;

"Common Shares" means the common stock in the capital of the Corporation;

"Contract" has the meaning ascribed thereto in section 6.1(p);

"CTO" means the Cease Trade Order issued by the British Columbia Securities Commission on October 9, 2007, which was partially revoked by a Partial Revocation Order effective April 1, 2008 (2008 BCSECCOM 167);

"Current Documents" shall have the meaning ascribed thereto in section 4.3;

"Development" shall have the meaning ascribed thereto in section 4.3;

"Distribution" means "distribution" or "distribution to the public", as the case may be, as those terms are defined under relevant Securities Laws in any of the Qualifying Provinces, and "Distribute" has a corresponding meaning;

"Distribution Compliance Period" shall have the meaning ascribed thereto in Section 14.3;

"Distribution Period" means the period commencing on the date of this Agreement and ending on the earlier of: (i) the date on which all of the Units have been sold by the Agent to purchasers pursuant to the Prospectus; and (ii) 30 days after the Closing Date;

"Due Diligence Session" shall have the meaning set forth in subsection 2.2 hereof;

"Environmental Laws" has the meaning attributed in Section 6.1(z)(i);

"Environmental Permits" has the meaning attributed in Section 6.1(z)(iii);

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

"Financial Information" means the selected financial information included in the Prospectuses, including, without limitation, the Financial Statements and management's discussion and analysis related thereto;

"Financial Statements" means the Corporation's (i) audited comparative consolidated balance sheets as at December 31, 2010 and 2009 and the consolidated statements of operations and comprehensive loss, cash flows and shareholders' equity (deficit) for the years then ended, together with the notes thereto and the report of the Auditor thereon;

"Forward-looking Statements" has the meaning attributed in Section 6.1(ff);

"GAAP" means United States generally accepted accounting principles, consistently applied;

"Governmental Authority" means, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

"Hazardous Substances" has the meaning attributed in Section 6.1(z)(i);

"Indemnified Parties" and "Indemnified Party" have the respective meanings ascribed thereto in section 11.1;

"Interests" has the meaning ascribed thereto in Section 6.1(u);

"material change" has the meaning given under the Securities Laws;

"material fact" has the meaning given under the Securities Laws;

"Material Subsidiaries" means collectively, DWM Petroleum AG, Gobi Energy Partners GmbH and Gobi Energy Partners LLC;

"Maximum Offering" has the meaning attributed on the first page of this Agreement;

"Minimum Offering" has the meaning attributed on the first page of this Agreement;

"misrepresentation" means, with respect to circumstances in which the Securities Laws of a particular province are applicable, a misrepresentation as defined under the Securities Laws of that province and, if not so defined, or in circumstances in which no particular provincial laws are applicable, a misrepresentation as defined under the Securities Act (Alberta);

"Money Laundering Laws" has the meaning attributed in Section 6.1(oo)(ii);

"Mongolia Assets" means any and all of the petroleum and natural gas rights, obligations and interests held by the Corporation or the Material Subsidiaries (as the case may be) as of the date hereof validly conferred by the Production Sharing Contracts for Block XIII and Block XIV granted by the Ministry of Mineral Resource and Energy and includes any other interests in petroleum and natural gas rights conveyed to the Corporation or the Material Subsidiaries in Mongolia by any other document not specifically referenced herein:

"Offering" means the offer, issuance and sale of the Units pursuant to this Agreement;

"Offering Price" has the meaning attributed to it on the first page of this Agreement;

"OTCBB" means the OTC Bulletin Board;

"Period" has the meaning attributed in Section 18;

"Preliminary Prospectus" means the preliminary long form prospectus of the Corporation dated January 31, 2011 relating to the offering of shares of common stock of the Corporation filed with the Regulatory Authorities in each of the Qualifying Provinces and for which a receipt dated February 2, 2011 was issued by the British Columbia Securities Commission;

"Prospectus" means the (final) long form prospectus of the Corporation to be dated on or before May 3, 2011 (or such other date as agreed to by the Corporation and the Agent), relating to the offering of the Units to be filed with the Regulatory Authorities in each of the Qualifying Provinces;

"Prospectus System" means the procedures for prospectus review in multiple jurisdictions described under National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions and Multilateral Instrument 11-102 – Passport System, each, as currently in effect.

"Prospectuses" means, collectively, the Preliminary Prospectus and the Prospectus;

"Public Record" means all information filed by or on behalf of the Corporation with the Regulatory Authorities, including, without limitation the Prospectuses and the Registration Statement and any other information filed with any Regulatory Authority in compliance, or intended compliance, with any applicable Securities Laws;

"Qualifying Provinces" means, collectively, British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador;

"Registration Statement" means the registration statement on Form S-1 filed with the SEC under File No. 333-172026 on February 2, 2011, as amended from time to time, which was, prepared by the Corporation pursuant to the Securities Act;

"Regulatory Authorities" means, collectively, the applicable securities commissions or similar securities regulatory authorities in each of the Qualifying Provinces and the SEC;

"Responses" means the responses delivered on behalf of the Corporation by certain officers of the Corporation at the Due Diligence Session;

"Review Procedures" means the review system and procedures described under National Instrument 11-102 - Passport System and National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions;

"SEC" means the United States Securities and Exchange Commission;

"Securities Act" means the United States Securities Act of 1933, as amended;

"Securities Laws" means, collectively, all applicable securities laws of each of the Qualifying Provinces and the respective regulations, rules, policies and orders thereunder together with all applicable published notices, orders and rulings of the Regulatory Authorities and, as the context may require, the U.S. Securities Laws;

"Selling Firms" shall have the meaning ascribed thereto in section 10.1;

"subsidiary", with respect to a person, means any entity (whether or not incorporated) of which such person, directly or indirectly, owns or exercises control or direction over at least 50% of the equity interests or voting securities or interests sufficient to elect a majority of the board of directors (or similar body for non-corporate entities), and "subsidiaries" means more than one such subsidiary;

"Supplementary Material" means, collectively, any amendment or supplement to the Prospectuses or the Registration Statement;

"Tax Act" means the Income Tax Act (Canada) and the rules and regulations thereunder, in each case as amended;

"to the best of the knowledge, information and belief of" means (unless otherwise expressly stated) a statement of the declarant's knowledge of the facts or circumstances to which such phrase relates, after having made reasonable inquiries and investigations in connection with such facts and circumstances;

"TSXV" means the TSX Venture Exchange or any successor thereto;

"Unit" has the meaning attributed on the first page of this Agreement;

"United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia, and "U.S." means the United States;

"Unit Shares" has the meaning attributed on the first page of this Agreement;

"U.S. GAAP" means United States generally accepted accounting principles;

"U.S. Person" shall have the meaning ascribed thereto in Rule 902 of Regulation S, promulgated by the SEC under the Securities Act;

"U.S. Securities Laws" means all applicable securities laws of the United States including, but not limited to, the Securities Act and the U.S. Exchange Act but excluding the state securities laws of the United States in which the Units are offered and the respective rules, regulations, orders and rulings under such laws, together with applicable published policies, policy statements and notices of the securities regulatory authorities in the United States and each state in which the Units are offered;

"Warrant" has the meaning attributed on the first page of this Agreement;

"Warrant Certificate" means the definitive certificates representing the Warrants;

"Warrant Indenture" means the indenture to be entered into between Equity Financial Trust Company and the Corporation providing for the creation of the Warrants and governing the terms thereof; and

"Warrant Share" has the meaning attributed on the first page of this Agreement;

1.2	Unless otherwise stated, any reference in this Agreement to any section, paragraph or schedule shall refer to a section, paragraph or schedule of this Agreement.

1.3	Unless otherwise indicated, all dollar amounts referred to in this Agreement are stated in United States currency.

1.4	Words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders.

2.	Qualification and Offering for Sale.

2.1

(a)

The Corporation shall, as soon as possible and in any event not later than the times and dates set forth below in this section 2.1, fulfil, to the satisfaction of counsel to the Agent, acting reasonably, all legal requirements to be fulfilled by the Corporation to qualify the Units for Distribution in the Qualifying Provinces by or through the Agent and other investment dealers or brokers registered in the Qualifying Provinces. Without limiting the generality of the foregoing, these legal requirements include the filing of the Prospectuses and the Registration Statement and other related documents and the obtaining of appropriate decision documents and receipts therefor, advising the Agent and counsel for the Agent that such receipts have been obtained and responding to any comments of the Regulatory Authorities concerning the Preliminary Prospectus or the Registration Statement or any other matter raised by any Regulatory Authority. During the Distribution Period, the Corporation shall promptly take or cause to be taken all additional steps and proceedings that from time to time may be required under the applicable laws of each of the Qualifying Provinces to continue to qualify the Units for Distribution therein.

(b)

The Corporation has elected to participate in and shall comply in all respects with the Review Procedures and has selected the Province of British Columbia as the principal regulator under the Review Procedures.

(c)

The Corporation has filed the Preliminary Prospectus and the Registration Statement and related documents, and has obtained a preliminary receipt for the Preliminary Prospectus under the Review Procedures from or on behalf of each of the Regulatory Authorities in the Qualifying Provinces.

(d)

The Corporation shall prepare and file the Prospectus and related documents, and shall obtain a final receipt for the Prospectus under the Review Procedures from or on behalf of each of the Regulatory Authorities dated no later than *, 2011.

2.2

The Corporation shall cooperate in all respects with the Agent to allow it to participate fully in the preparation of the documentation required for the Distribution of the Units and shall allow the Agent and its advisors and representatives to conduct all "due diligence" investigations which it may reasonably require to fulfill its obligations as Agent and to enable the Agent to responsibly sign any certificate required to be signed by the Agent in such documentation up to the Closing Time, including without limitation, the holding of "due diligence" meetings with officials of the Corporation, their outside counsel, independent consultants and the Auditor (collectively, the "Due Diligence Session"). The Corporation shall furnish to the Agent all the information relating to the Corporation and its business and affairs as required for the preparation of the Prospectus and other documentation to be filed in connection with the Distribution of the Units in order to satisfy disclosure requirements under the Securities Laws.

2.3

Notwithstanding anything contained in this Agreement to the contrary, the offer of Units shall not be conducted, and no sales of the Units in the Offering shall be made, in the United States or any state, district, commonwealth or territory thereof, nor shall offers or sales of the Units in the Offering be made to any person who is a U.S. Person.

2.4

The Agent may offer the Units for sale in jurisdictions outside of Canada and the United States provided such offer and sale will not require the Corporation to comply with registration, prospectus, filing, continuous disclosure or similar requirements under the applicable securities laws of such other jurisdictions or pay any additional governmental filing fees which relate to such other jurisdictions.

3.	Deliveries of Prospectuses and Related Documents.

3.1	The Corporation shall deliver or cause to be delivered to the Agent the documents set out below at the respective times indicated:

(a)

as soon as they are available, and in any event no later than the time of filing thereof with any of the Regulatory Authorities, copies of (i) the Prospectuses, signed as required by the laws of the Qualifying Provinces and (ii) the Registration Statement;

(b)

as soon as they are available, and in any event no later than the time of filing thereof with any of the Regulatory Authorities, copies of any Supplementary Material, signed as required by the laws of the Qualifying Provinces;

(c)

at the time of delivery to the Agent of the Prospectus pursuant to section 3.1(a), a comfort letter from the Auditor, dated the date of the Prospectus, reasonably satisfactory in form and substance to the Agent and addressed to the Agent, with respect to the Financial Information contained in the Prospectus, which comfort letters shall be based on a review by the Auditor, having a cut-off date not more than two Business Days prior to the date of the comfort letter and shall be in addition to any comfort letter which must be filed with the Regulatory Authorities pursuant to the Securities Laws; and

(d)

as soon as it is available, and in any event, no later than the time of the filing of the Prospectus, a letter from the TSXV advising the Corporation that conditional listing approval for the Unit Shares, Warrants, Warrant Shares and the Agent's Warrant Shares, has been granted, subject only to the execution and filing of documents and any conditions of the TSXV with respect to the Distribution of the Units.

3.2

Comfort letters similar to the foregoing shall be provided to the Agent with respect to any Supplementary Material filed at the time the same is presented to the Agent for its signature or, if the Agent's signature is not required, at the time the same is filed. All such comfort letters shall be in form and substance satisfactory to the Agent and its counsel, acting reasonably.

4.	Representations Relating to the Prospectuses and Other Deliveries.

4.1

The delivery by the Corporation to the Agent of the Prospectuses, the Registration Statement, any Supplementary Material and any marketing material used in connection with the offer and sale of the Units shall constitute, on the part of the Corporation a representation and warranty to, and covenant and agreement with, the Agent that, at the respective times of such delivery, the information and statements contained therein (except any information and statements which constitute Agent's Information, or which are modified by or superseded by information or statements contained in the Prospectuses, the Registration Statement or any Supplementary Material, as the case may be) at the respective dates of delivery thereof are true and correct in all material respects and contain no misrepresentation, and that the Preliminary Prospectus, the Prospectus, any Supplementary Material, the Registration Statement and any marketing material used in connection with the offer and sale of Units, as the case may be, constitutes full, true and plain disclosure of all material facts relating to the Corporation and the Units as of the date of delivery and that no fact or information has been omitted therefrom which is required to be stated therein under the Securities Laws or which is necessary to make the statements or information therein not misleading in light of the circumstances in which they were made and that such documents contain in all material respects the disclosure required by, and fully comply and conform in all material respects to the requirements of, the Securities Laws.

4.2

The Corporation consents to the Agent's use of the Prospectuses and the Registration Statement and any Supplementary Material for the offering and Distribution of the Units in compliance with the provisions of this Agreement.

4.3	At any time during the Distribution Period, the Corporation will promptly notify the Agent in writing of the full particulars of any of the following (each, a "Development"):

(a)

any material change, occurrence or development (whether actual, or, to the best of the knowledge of the Corporation, anticipated, contemplated or threatened) in or affecting the business, financial condition, affairs, assets, liabilities (contingent or otherwise), operations, revenue, control or capital of the Corporation;

(b)

any material change, occurrence or development (whether actual, or, to the best of the knowledge of the Corporation, anticipated, contemplated or threatened) in any matter contained or referred to in the Prospectuses, the Registration Statement or any Supplementary Material, as they exist immediately prior to such change, occurrence or development; or

(c)

any material fact or matter which has arisen or has been discovered and would have been required to have been stated in the Prospectuses, the Registration Statement or any Supplementary Material had the fact arisen or been discovered on or prior to the date of the Prospectuses, the Registration Statement or any Supplementary Material, respectively, which Development, in any such case, is, or the Corporation, acting reasonably, expects to become during the Distribution Period, of such a nature as to render the Prospectuses, the Registration Statement and any Supplementary Material, taken together in their entirety immediately prior to any such Development (collectively, at such time, the "Current Documents"), untrue, false or misleading in any material respect or which would result in the Current Documents containing a misrepresentation or which would result in any of the Current Documents not complying with Securities Laws or which Development the Corporation, acting reasonably expects to have a significant adverse effect on the market price or value of the Common Shares.

4.4

In any case described in section 4.3, the Corporation shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Agent and its counsel, acting reasonably, with all applicable filing and other requirements arising as a result of a Development under Securities Laws and the rules of the TSXV necessary to continue to qualify the Units for Distribution.

4.5

If during the Distribution Period there is any change in any Securities Laws or other laws which results in any requirement to file Supplementary Material, then the Corporation shall prepare and file, as soon as possible, to the satisfaction of counsel to the Agent, such Supplementary Material with the appropriate Regulatory Authority in each jurisdiction where such filing is required.

4.6

During the Distribution Period, the Corporation shall not file any Supplementary Material without first obtaining the written approval of the Agent thereto (to be evidenced by its signature thereon, if required) and consulting with the Agent and its counsel as to the form and content thereof.

4.7

As soon as practicable and in any event prior to making any filing referred to in sections 4.4 and 4.5, the Corporation shall in good faith discuss with the Agent any development or change in circumstances (whether actual, anticipated, contemplated or threatened) or misstatement which is of such a nature that there may be reasonable doubt whether written notice need be given to the Agent under the provisions of section 4.3.

5.	Commercial Copies.

5.1

The Corporation shall, as soon as possible but in any event not later than 12:01 p.m. (Calgary time) on the Business Day immediately following the day on which a receipt is issued for the Prospectus and within 48 hours after the execution of any Supplementary Material, cause to be delivered to the Agent without charge commercial copies of the Prospectus or such Supplementary Material in such numbers and in such cities as the Agent may reasonably request by oral or written instructions given to the Corporation or the printer not later than 5:00 p.m. (Vancouver time) on the day on which the Prospectus and the Registration Statement are filed with the respective Regulatory Authority and not later than 12 hours prior to the filing of any Supplementary Material.

5.2

The Corporation shall cause to be provided to the Agent such number of copies of any Supplementary Material as the Agent may reasonably request for use in connection with the Distribution of the Units. The Agent agrees that it will not, directly or indirectly, use or distribute the Prospectuses or any Supplementary Material, nor offer, sell or deliver any of the Unit Shares or Warrants comprising the Units in any country or jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and this Agreement.

6.	Representations, Warranties and Covenants.

6.1	The Corporation represents and warrants to, and covenants with, the Agent (and acknowledges that the Agent is relying on such representations, warranties and covenants) as follows.

	(a)	Status.

(i)

Status of Corporation. The Corporation is a corporation duly incorporated, organized and subsisting under the laws of the State of Nevada and has all requisite power, capacity and authority to own its properties and assets and to carry on its business as presently conducted and as will be contemplated in the Prospectus and the Registration Statement and to enter into and deliver this Agreement, the Warrant Indenture, the Warrant Certificate and the Agent's Warrant Certificate, and to perform its obligations hereunder and thereunder.

(ii)

Status of Subsidiaries. Each of the Material Subsidiaries has been duly incorporated or amalgamated and organized and is validly subsisting as a corporation under the laws of its jurisdiction of incorporation and has all requisite power, capacity and authority to own its properties and assets (including, without limitation, the Mongolia Assets) and to carry on its business as presently conducted and as will be contemplated in the Prospectus and the Registration Statement; and, except for Material Subsidiaries, the Corporation has no material direct or indirect subsidiaries.

(iii) Registration. Each of the Corporation and the Material Subsidiaries is qualified to carry on business under the laws of each jurisdiction in which it carries on business.

	(b)	Subsidiaries.

(i)

The Corporation is the registered and beneficial holder of (i) 100% of the issued and outstanding securities of each of DWM Petroleum AG, Manas Petroleum AG and Manas Management Services Ltd. (collectively, the "Direct Subsidiaries"), and (ii) 1% of the issued and outstanding securities of Manas Limitada, in each case, free and clear of all mortgages, charges, pledges, security interests, encumbrances, claims or demands whatsoever and no person or other entity has any agreement, option, right or privilege (whether pre-emptive or contractual) to purchase or receive (or capable of becoming an agreement or a right to purchase or receive) from the Corporation or the Direct Subsidiaries any issued or unissued securities of the Direct Subsidiaries.

(ii)

DWM Petroleum is the registered and beneficial holder of (i) approximately 31.7% of the issued and outstanding securities of Petromanas Energy Inc., and (ii) 25% of the issued and outstanding securities of CJSC South Petroleum Company (collectively, the "Indirect Subsidiaries") in each case, free and clear of all mortgages, charges, pledges, security interests, encumbrances, claims or demands whatsoever and no person or other entity has any agreement, option, right or privilege (whether pre-emptive or contractual) to purchase or receive (or capable of becoming an agreement or a right to purchase or receive) from the Corporation or the Indirect Subsidiaries any issued or unissued securities of the Indirect Subsidiaries.

(iii)

DWM Petroleum is the registered and beneficial holder of 90% of the issued and outstanding securities of CJSC Somon Oil Company free and clear of all mortgages, charges, pledges, security interests, encumbrances, claims or demands whatsoever other than a right held by Santos International Ventures Pty Ltd. to obtain a 70% interest in the equity of CJSC Somon Oil Company and no person or other entity has any agreement, option, right or privilege (whether pre-emptive or contractual) to purchase or receive (or capable of becoming an agreement or a right to purchase or receive) from the Corporation or the CJSC Somon Oil Company any issued or unissued securities of CJSC Somon Oil Company.

(iv)

DWM Petroleum is the registered and beneficial holder (i) 100% of Gobi Energy Partners LLC, and (ii) 100% of Gobi Energy Partners GmbH (collectively, the "Mongolia Subsidiaries") in each case free and clear of all mortgages, charges, pledges, security interests, encumbrances, claims or demands whatsoever other than with respect to a 26% interest in the Mongolia Subsidiaries, which DWM Petroleum AG holds in trust for others and no person or other entity has any agreement, option, right or privilege (whether pre-emptive or contractual) to purchase or receive (or capable of becoming an agreement or a right to purchase or receive) from the Corporation or the Mongolia Subsidiaries any issued or unissued securities of the Mongolia Subsidiaries.

(v)

Manas Management Services Ltd. is the registered and beneficial holder of 99% of the issued and outstanding securities of Manas Limitada, free and clear of all mortgages, charges, pledges, security interests, encumbrances, claims or demands whatsoever and no person or other entity has any agreement, option, right or privilege (whether pre-emptive or contractual) to purchase or receive (or capable of becoming an agreement or a right to purchase or receive) from the Corporation or Manas Limitada any issued or unissued securities of Manas Limitada.

(c)

Authority of the Corporation. All necessary corporate action has been taken by the Corporation to authorize the execution and delivery by the Corporation of this Agreement, the Warrant Indenture, the Warrant Certificate and the Agent's Warrant Certificate and the performance by the Corporation of its obligations hereunder and thereunder, and this Agreement has been duly executed and delivered and constitutes a valid and legally binding obligation of the Corporation, enforceable against it in accordance with its terms and each of the Warrant Indenture, the Warrant Certificate and the Agent's Warrant Certificate will have been duly authorized, executed and delivered by the Corporation at the Closing Time and will constitute at the Closing Time valid and legally binding obligations of the Corporation enforceable against it in accordance with their respective terms.

(d)

Prospectuses. The Corporation has all requisite power, capacity and authority to execute and deliver the Prospectuses, the Registration Statement and any Supplementary Material and to file such documents with the Regulatory Authorities, and all necessary action has been taken by the Corporation to authorize the execution and delivery of the Prospectuses, the Registration Statement and any Supplementary Material and the filing of such documents with the Regulatory Authorities.

(e)	Financial Information.

	(i)	Financial Statements. The Financial Statements:

		(A)	are in accordance with the books, records and accounts of the Corporation;

(B)

are complete and correct in all material respects and present fairly, in all material respects the results of operations, cash flows, assets, liabilities and financial position of the Corporation for the periods ended on and as at the dates indicated; and

		(C)	have been prepared in accordance with U.S. GAAP.

(ii)

Other Financial Information. The Corporation is not aware of any fact or circumstance presently existing which would render the Financial Information materially incorrect and the Financial Information (other than forward-looking information contained therein) is correct in all material respects and, except as disclosed in the Financial Statements, the Corporation does not have any material debts, liabilities or obligations (absolute, contingent or otherwise, including for taxes) except for potential abandonment and reclamation liabilities in respect of its properties and assets.

(iii)

Acceptable Accounting Principles. The financial information included in the Prospectus and the Registration Statement, including, without limitation, the Financial Statements, complies with National Instrument 52-107 – Acceptable Accounting Principles, Auditing Standards and Reporting Currency.

(f)

Internal Accounting Controls. The Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(g)

No Material Change in the Corporation. Except as disclosed in the Prospectus and the Registration Statement, subsequent to December 31, 2010, there has not been any material change (financial or otherwise) in the business, affairs, assets or liabilities (absolute, accrued, contingent or otherwise), capital or prospects of the Corporation and no event has occurred or circumstance exists which could reasonably be expected to result in such a material change and, since that date, the Corporation has conducted its affairs in the normal course.

(h)

Capital of the Corporation. The Corporation's authorized capital consists of 300,000,000 Common Shares of which, as at the date hereof, 125,916,792 Common Shares are issued and outstanding as fully paid and non-assessable.

(i)	Transfer Agent. Island Stock Transfer, at its principal office in St. Petersburg, Florida, has been duly appointed as the registrar and transfer agent in respect of the Common Shares.

(j)	Co-Transfer Agent. Equity Financial Trust Company, at its office in Vancouver, British Columbia, has been duly appointed as the co-transfer agent in respect of the Common Shares.

(k)	Warrant Agent. Equity Financial Trust Company, at its office in Vancouver, British Columbia, has been duly appointed as the warrant agent in respect of the Warrants.

(l)

Exchange Approval. The issued and outstanding Common Shares of the Corporation are listed for quotation on the OTCBB and the Corporation is in compliance with the by- laws, policies, rules and regulations of the OTCBB and the Corporation has received conditional acceptance from the TSXV to have the Unit Shares, Warrants, Warrant Shares and the Agent's Warrant Shares listed and posted for trading on the TSXV.

(m)

Securities Laws Consents. Under the Securities Laws, no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental agency or body or regulatory authority is required, except such as shall have been made or obtained at or before the Closing Time and such post-closing filing as may be required pursuant to Securities Laws, for the execution, delivery and performance by the Corporation of this Agreement, the sale of the Units and the consummation by the Corporation of the transactions contemplated herein.

(n)	Issuance of Securities by the Corporation.

(i) At the Closing Time, the Unit Shares, upon receipt by the Corporation of payment therefor, will be duly and validly issued as fully paid and non- assessable Common Shares.

(ii)

At the Closing Time, each of the Agent's Warrant Certificate, the Warrant Indenture and the Warrant Certificate will be a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with their respective terms.

(iii)

At the Closing Time, the Warrant Shares issuable upon exercise of the Warrants will be duly and validly allotted and reserved for issuance upon due exercise of the Warrants in accordance with the terms of the Warrant Indenture and the Warrant Certificates and, upon receipt by the Corporation of payment therefor, will be issued as fully paid and non-assessable Common Shares.

(iv)

At the Closing Time, the Agent's Warrant Shares issuable upon exercise of the Agent's Warrants will be duly and validly allotted and reserved for issuance upon due exercise of the Agent's Warrants and, upon receipt by the Corporation of payment therefor, will be issued as fully paid and non-assessable Common Shares.

(v)

The form of the definitive certificates representing the Common Shares and Warrants has been duly approved and adopted by the Corporation and complies with the terms and conditions of the constating documents and by-laws of the Corporation and with all legal requirements (including all applicable requirements of the TSXV) relating thereto.

(o)

Convertible Securities. Except as disclosed in the Prospectus and Registration Statement, there are no outstanding securities convertible or exchangeable into any securities or ownership interests of the Corporation, or any agreement, warrant, option, right or privilege being or capable of becoming an agreement, warrant, option or right for the purchase of any unissued securities of the Corporation.

(p)

No Defaults. The execution and delivery of this Agreement, the Warrant Indenture, the Warrant Certificates and the Agent's Warrant Certificate, the fulfilment of the terms hereof and thereof by the Corporation and the issuance, sale and delivery of the Unit Shares, Warrants, Warrant Shares and the Agent's Warrant Shares as contemplated by this Agreement, the Warrant Indenture, the Warrant Certificates and the Agent's Warrant Certificate do not and will not:

(i)

require the consent, approval, authorization, registration or qualification of or with any governmental authority, exchange, Regulatory Authority or other regulatory commission or agency or third party, except those that are required under Securities Laws or applicable exchange regulations, all of which have been obtained (or will be obtained prior to the Closing Time); or

(ii)

result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:

		(A)	any of the provisions of the constating documents or by-laws of the Corporation or any resolutions of the directors of the Corporation or any committee thereof or any shareholders of the Corporation;

		(B)	any indenture, mortgage, note, joint venture, lease, agreement or other instrument to which the Corporation is a party or by which it is contractually bound;

(C)

any statute, rule, regulation or law applicable to the Corporation including, without limitation, the Securities Laws, or any judgment, order, decree or decision of any governmental or regulatory body, agency, commission, tribunal, court or exchange having jurisdiction over the Corporation; or

(D)

any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Corporation under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Corporation under, any contract, indenture, mortgage, hypothec, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which the Corporation is a party or by which it is bound, or to which it or its assets or business is subject (each a, "Contract"), which individually or in the aggregate would (1) have or result in a material adverse effect on the business, financial condition, properties, assets, liabilities (contingent or otherwise), results of operations or prospects of the Corporation or impair the sale of the Units or the consummation of the transactions contemplated hereby or by the Prospectuses or the Registration Statement or any Supplementary Material, (2) materially impair the Corporation's, ability to perform the obligations contemplated in this Agreement, the Warrant Indenture, the Warrant Certificates, the Prospectuses, the Registration Statement and any Supplementary Material or (3) materially affect the consummation of the transactions contemplated in this Agreement, the Warrant Indenture, the Warrant Certificates, the Prospectuses, the Registration Statement and any Supplementary Material.

(q)

Permits. Each of the Corporation and the Material Subsidiaries holds or will hold at the Closing Time, all permits, by-laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like which are required from any governmental or regulatory authority or any other person necessary to conduct its business and activities as currently conducted, the lack of which would have a material adverse effect on the Corporation and the Material Subsidiaries, taken as a whole, and all such permits, by-laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like are in full force and effect in all material respects with no default thereunder other than that which would, individually or in the aggregate, not have a material adverse effect on the Corporation and the Material Subsidiaries, taken as a whole.

(r)

Compliance with Laws. Each of the Corporation and the Material Subsidiaries has conducted and is conducting its activities or business in compliance with all applicable laws, rules and regulations, including without limitation those of each country, province, state and municipality in which it carries on business or conducts its activities, other than that which would, individually or in the aggregate, not have a material adverse effect on the Corporation and the Material Subsidiaries.

(s)

Mongolia Assets. Any and all of the agreements and other documents and instruments, pursuant to which the Corporation and the Material Subsidiaries hold property and assets thereof (including any interest in, or right to earn an interest in, any property (including the Mongolia Assets)) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with their terms; neither the Corporation nor its Material Subsidiaries, as applicable, is in default and to the Corporation's knowledge none of the other parties thereto are in default, of any of the provisions of any such agreements, documents or instruments, except where any such default would not have a material adverse effect, nor to the Corporation's knowledge has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated; all material leases, licenses, concessions, claims or other property rights pursuant to which the Corporation derives the interests thereof in such property and assets are in good standing and there has been no default under any such lease, license, concession, claim or property right, except where such default would not have a material adverse effect. The Mongolia Assets (including any interest, or right to earn an interest, therein) are not subject to any right of first refusal or purchase or acquisition right other than those negotiated in the normal course of business and for the benefit of the Corporation or any Material Subsidiary or mandated by the applicable Governmental Authority in the jurisdictions in which the Mongolia Assets are located.

(t)

Oil and Gas Operations. Any and all operations of the Corporation and each of the Material Subsidiaries (including, if applicable, any predecessor companies of the Corporation) and, to the best of the knowledge, information and belief of the Corporation, after due inquiry, any and all operations by third parties on or in respect of the assets and properties of the Corporation and each of the Material Subsidiaries, have been conducted in accordance with good oil and gas industry practices except where the lack of or lesser standard of such conduct would not have a material adverse effect on the business of the Corporation and its Material Subsidiaries taken as a whole.

(u)

Title. Although the Corporation does not warrant title, the Corporation does not have reason to believe that the Material Subsidiaries do not have title to or the irrevocable right to explore for and produce and sell their petroleum, natural gas and related hydrocarbons ("Interests") and the Corporation does represent and warrant that the Interests are free and clear of adverse claims created by, through or under the Corporation or its Material Subsidiaries (except those arising in the ordinary course of business, which are not material in the aggregate) and, to the best of the knowledge, information and belief of the Corporation, each of the Corporation and the Material Subsidiaries holds its Interests (including, without limitation, its Interests in the Mongolia Assets) under valid and subsisting leases, licences, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements.

(v)

Insurance. Each of the Corporation and the Material Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; none of the Corporation or its Material Subsidiaries has been refused any insurance coverage sought or applied for; and the Corporation has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in either case, at reasonable cost.

(w)

Future Acquisitions, Contingent Obligations. The Corporation has not entered into any agreement or understanding to acquire any securities in any other corporation or entity or to acquire or lease any other business operations or properties which are material to the business and operations of the Corporation or which would require the Corporation to make expenditures or incur obligations in any material amount, except as otherwise disclosed in the Prospectus.

(x)

No Claims. Except as disclosed in the Prospectus, there is no claim, action, suit, proceeding or investigation (whether or not purportedly on behalf of the Corporation commenced or threatened against or affecting the Corporation, its Material Subsidiaries or any of their respective properties (including, without limitation, the Mongolia Assets), or to which the Corporation or its Material Subsidiaries is a party or to which any property of the Corporation or its Material Subsidiaries is subject, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental or regulatory department, commission, board or agency, domestic or foreign, which is, or could reasonably be expected to, individually or in aggregate, result in a material adverse effect on the Corporation and its Material Subsidiaries, taken as a whole, or which questions the validity of any action taken or to be taken by the Corporation pursuant to or in connection with, this Agreement, the Warrant Indenture, the Warrant Certificates or the Agent's Warrant Certificate or any other transaction or agreement as will be contemplated in the Prospectus and the Registration Statement.

(y)

Taxes. Other than tax returns filed in Switzerland and Mongolia, neither the Corporation nor any of the Material Subsidiaries has filed any tax returns and, other than as disclosed in the Prospectus and the Registration Statement, there are no taxes, governmental charges, penalties, interest or other fines due and payable by the Corporation or any Material Subsidiary other than such taxes, governmental charges, penalties, interest or other fines which would, individually or in the aggregate, not have a material adverse effect on the Corporation and its subsidiaries, taken as a whole, and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required, and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Corporation or any Material Subsidiary and, other than as disclosed in the Prospectus and the Registration Statement, there are no actions, suits, proceedings, investigations or claims pending or, to the best of the knowledge of the Corporation, after due inquiry, contemplated or threatened against the Corporation or any Material Subsidiary in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority, other than such actions, suits, proceedings, investigations or claims which would, individually or in the aggregate, not have a material adverse effect on the Corporation and its subsidiaries, taken as a whole.

(z)	Environmental Representations.

(i)

Each of the Corporation and the Material Subsidiaries is in compliance with all applicable laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign (the "Environmental Laws") relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances ("Hazardous Substances"), other than such non-compliance which would, individually or in the aggregate, not have a material adverse effect on the Corporation and the Material Subsidiaries, taken as a whole.

(ii)

To the best of the knowledge, information and belief of the Corporation, after due inquiry, there has not occurred any material spills, emissions or pollution of any property of the Corporation or any Material Subsidiary (including, without limitation, the Mongolia Assets) or for which the Corporation or any Material Subsidiary is or may be responsible, nor is the Corporation or any Material Subsidiary the subject of any outstanding stop orders, control orders, clean-up orders or reclamation orders under applicable environmental laws and regulations.

(iii)

Each of the Corporation and the Material Subsidiaries has obtained all material licences, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the "Environmental Permits") necessary as at the date hereof for the operation of the businesses carried on or proposed to be commenced by each of the Corporation and the Material Subsidiaries as contemplated in the Prospectus and the Registration Statement, and each Environmental Permit is valid, subsisting and in good standing and neither the Corporation nor any Material Subsidiary is not in material default or breach of any Environmental Permit and no proceeding is pending or, to the best of the knowledge of the Corporation, after due inquiry, contemplated or threatened to revoke or limit any Environmental Permit.

(aa)

No Defaults. No default exists under and no event has occurred which, after notice or lapse of time or both, or otherwise, would constitute a default under or breach of, by the Corporation any obligation, agreement, covenant or condition contained in any Contract, or any of the constating documents or by-laws of the Corporation, other than that which would, individually or in the aggregate, not have a material adverse effect on the Corporation.

(bb)

No Cease Trade Orders. Except for the CTO, no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Common Shares or any other securities of the Corporation has been issued or made by any Regulatory Authority or exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the best of the knowledge, information and belief of the Corporation, are contemplated or threatened by any such authority or under any Securities Laws.

(cc)	No Labour Disputes. No labour dispute with the employees of the Corporation or any Material Subsidiary exists or, to the best of the knowledge, information and belief of the Corporation is imminent.

(dd)

Reporting Issuer and Compliance with Securities Laws. The Corporation is a reporting issuer in British Columbia and Alberta and, upon receiving a receipt for the Prospectus, the Corporation will be a reporting issuer or the equivalent thereof in each additional Qualifying Province where such concept exists and will not be in material default of any requirement under the Securities Laws. The Corporation’s periodic reports and other filings filed with the SEC complied at the time of filing (or at the time of filing of any subsequent amendment thereto, where applicable) in all material respects with the Rules and Regulations of the SEC as the same were in effect at the time of such filings.

(ee)

Public Record. The information and statements set forth in the Public Record were true, correct and complete and did not contain any misrepresentation as of the date of such information or statement, the Corporation has not filed any confidential material change reports still maintained on a confidential basis and there are no undisclosed material facts with respect to the Corporation or the Common Shares.

(ff)

Due Diligence Responses. The Responses will be true and correct where they relate to matters of fact, and in all material respects as at the time the Responses are given and, to the knowledge of the Corporation, the Responses taken as a whole shall not omit any fact or information necessary to make any of the Responses not misleading in light of the circumstances in which the Responses were given, and the Corporation and its directors and officers will have responded in a thorough and complete fashion. Where the Responses reflect the opinion or view of the Corporation or its directors or officers (including, Responses or portions of such Responses, which are forward looking or otherwise relate to projections, forecasts or estimates of future performance or results (operating, financial or otherwise)) ("Forward-looking Statements"), such opinions or views are subject to the qualifications and provisions set forth in the Responses and will be honestly held and believed to be reasonable at the time they are given; provided, however, it shall not constitute a breach of this paragraph solely if the actual results vary or differ from those contained in Forward-looking Statements.

(gg)

Voting Agreements. Except for Lock-up Agreements with its officers and directors entered into in connection with the Offering, the Corporation is not a party to any agreement which in any manner affects the voting or control of any of the securities of the Corporation.

(hh)

No Finder's Fee. Except as provided herein, there is no person, firm or corporation acting for the Corporation entitled to any brokerage or finder's fee payable by on or behalf of the Corporation in connection with this Agreement or any of the transactions contemplated hereunder and in the event any person, firm or corporation acting or purporting to be acting for the Corporation establishes a claim for any commission or brokerage or finder's fee from the Agent, the Corporation covenants to indemnify and hold harmless the Agent with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(ii)

Royalties. Except for rights of former shareholders of DWM Petroleum AG to receive additional Common Shares pursuant to the terms of the share exchange agreement between the Corporation, DWM Petroleum AG and the former shareholders thereof dated November 23, 2006, no officer, director, employee or any other person not dealing at arm's length with the Corporation or, to the knowledge of the Corporation, any associate or affiliate of any such person, owns, has or is entitled to any royalty, net profits interest, carried interest or any other encumbrances or claims of any nature whatsoever which are based on production from the Corporation's or any Material Subsidiary's properties or assets or any revenue or rights attributed thereto.

(jj)

Guarantees. Except with respect to commitments that are not material to the Corporation and its Subsidiaries, taken as a whole, (including a rental deposit of approximately $87,000), the Corporation is not a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the by-laws of the Corporation and applicable laws) or any other like commitment of the obligations, liabilities (contingent or otherwise) of indebtedness of any other person.

(kk)

Insider Loans. The Corporation does not have any loans or other indebtedness outstanding which have been made to or from any of its shareholders, officers, directors or employees or any other person not dealing at arm's length with the Corporation that are currently outstanding.

(ll)

Market Stabilization. Except for a share placement/purchase agreement with Alexander Becker dated September 26, 2010, the Corporation has not taken nor will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the market price of the Common Shares.

(mm)

Minute Books. The minute books of each of the Corporation and the Material Subsidiaries are complete and correct in all material respects and contain the minutes of all meetings and all the resolutions of directors (including committees of directors) and shareholders thereof.

(nn)	Use of Proceeds. The Corporation will use the proceeds from the issue and sale of the Units for the purposes described in the Prospectus.

(oo)	Foreign Operations.

(i)

There is not now, and there has never been, any employment by the Corporation or any of the Material Subsidiaries of an individual who was, at such time, a governmental or political official in any country in the world. Neither the Corporation or any of the Material Subsidiaries nor, to the knowledge of the Corporation, any director, officer, employee or other person acting on behalf of the Corporation or any of the Material Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of any applicable laws relating to the bribery or corruption of governmental authorities, representatives of governmental authorities or other public officials, including but not limited to the United States Foreign Corrupt Practices Act of 1977, as amended, and the Corruption of Foreign Public Officials Act (Canada) and similar laws of other jurisdictions; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(ii) the operations of the Corporation and its Material Subsidiaries are and have been conducted at all times in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation with respect to the Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened; and

(iii) none of the Corporation nor any of its Material Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury.

7.	Closing and Conditions of Closing of Units.

7.1	The Closing of the purchase and sale of the Units herein provided for shall be completed at the offices of Clark Wilson LLP in Vancouver, British Columbia at the Closing Time.

7.2	The obligations of the Agent hereunder shall be conditional upon the Agent receiving, at or before the Closing Time:

(a)

one or more certificates representing in the aggregate the total number of Unit Shares sold registered in such name or names as the Agent may direct the Corporation not less than two Business Days prior to the Closing Time;

(b)

one or more certificates representing in the aggregate the total number of Warrants sold registered in such name or names as the Agent may direct the Corporation not less than two business days prior to the Closing Time;

(c)

one or more certificates representing in the aggregate the total number of Agent's Warrants registered in such name or names as the Agent may direct the Corporation not less than two business days prior to the Closing Time;

(d) the requisite legal opinions contemplated by section 8;

(e)

a comfort letter from the Auditor dated the Closing Date and addressed to the Agent in form and content satisfactory to the Agent and its counsel, bringing the information contained in the comfort letters referred to in section 3.1(c) forward to the Closing Time provided that such comfort letters shall be based on a review by the Auditor having a cut-off date not more than two Business Days prior to the Closing Date;

(f)

written confirmation in form and substance satisfactory to the Agent and counsel to the Agent, acting reasonably, that the Unit Shares, Warrants, Warrants Shares and the Agent's Warrant Shares shall be listed and posted for trading on the TSXV on the Closing Date;

(g)	the certificates contemplated by section 9;

(h)

certificates dated the Closing Date signed by appropriate officers of the Corporation, in form and content satisfactory to the Agent and counsel to the Agent, acting reasonably, certifying with respect to:

(i) the currently effective constating documents and by-laws of the Corporation;

(ii)

the necessary corporate approvals of the Corporation relevant to the Preliminary Prospectus, the Prospectus, the Registration Statement the offering of the Units, this Agreement, the Warrant Indenture, the Warrant Certificates and the Agent's Warrant Certificates;

(iii) the incumbency and signatures of signing persons of authority and officers of the Corporation; and

(iv) with respect to such other matters as the Agent may reasonably request;

(i)	a title opinion with respect to the Corporation's Mongolia Assets dated the Closing Date and addressed to the Agent in from and content satisfactory to the Agent and its counsel, acting reasonably;

(j)	a duly executed copy of the Warrant Indenture;

(k)	duly executed lock-up agreements from each of the officers and directors of the Corporation, in form and content satisfactory to the Agent and counsel to the Agent, acting reasonably; and

(l)

such further documentation from the Corporation as may be contemplated herein or as the Agent or its counsel may reasonably request, provided however that the Agent or its counsel shall request such documentation within a reasonable period prior to the Closing Time that is sufficient for the Corporation to obtain and deliver such documentation, against payment by the Agent of the aggregate purchase price for the Units sold, net of the fees and expenses payable to the Agent pursuant hereto, by delivery of a certified cheque, bank draft or wire or electronic funds transfer in immediately available U.S. dollars payable on a same day basis at par in the City of Vancouver to the Corporation or as the Corporation may otherwise direct the Agent in writing not less than 24 hours prior to the Closing Time.

7.3	Closing shall be conditional upon receipt of subscriptions for the Minimum Offering.

8.	Legal Opinions.

8.1

At the Closing Time, the Corporation shall have caused favourable legal opinions dated the Closing Date to be delivered (in sufficient copies for the Agent and its counsel) to the Agent and the Agent's counsel by the Corporation's counsel, Clark Wilson LLP (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel (acceptable to them and to counsel for the Agent) as to the qualification of the Units for sale to the public in, and as to other matters governed by the laws of, jurisdictions other than the Province of British Columbia and may rely, to the extent appropriate in the circumstances and solely as to matters of fact not independently established, on certificates or statutory declarations of officers of the Corporation and of public and stock exchange officials) in form and substance acceptable to counsel to the Agent, acting reasonably, substantially to the effect that:

(a)

each of the Corporation, DWM Petroleum AG, Manas Petroleum AG, Gobi Energy Partners GmbH and Gobi Energy Partners LLC has been duly incorporated and organized and is validly existing as a corporation under the laws of the jurisdiction of its incorporation;

(b)

each of the Corporation, DWM Petroleum AG, Manas Petroleum AG, Gobi Energy Partners GmbH and Gobi Energy Partners LLC has the capacity and power to own and lease its properties and assets and to conduct its business as presently conducted and as described in the Prospectus and the Registration Statement;

	(c)	the Corporation and the attributes and characteristics of the Units and the Agent's Warrant conform in all material respects with the descriptions thereof in the Prospectus;

(d)

the Corporation is authorized to issue 300,000,000 Common Shares and, other than as disclosed in the Prospectus and the Registration Statement, as far as such counsel is aware, there are no options, warrants, conversion privileges or other rights or agreements for the purchase of any unissued securities in the Corporation except for 9,750,000 stock options and warrants to purchase 150,000 Common Shares;

(e)

the form of the definitive certificates representing the Common Shares and Warrants have been duly approved and adopted by the Corporation and comply with the terms and conditions of the constating documents of the Corporation and with all legal requirements relating thereto;

	(f)	the TSXV has approved the listing of the Unit Shares, Warrants, Warrant Shares and the Agent's Warrant Shares on the TSXV;

(g)

the Corporation is a "reporting issuer" in Alberta and is not included in a list of defaulting reporting issuers maintained by the Alberta Securities Commission pursuant to section 141 of the Securities Act (Alberta) and has a similar status under the Securities Laws of each of the Qualifying Provinces where such a concept exists;

	(h)	Island Stock Transfer has been duly appointed as the transfer agent and registrar for the Common Shares at its principal office in St. Petersburg, Florida;

(i)	the Unit Shares and Warrants have been validly created, allotted and issued and are fully paid and non-assessable;

(j)

the Warrant Shares issuable upon exercise of the Warrants have been duly and validly allotted and reserved for issuance upon due exercise of the Warrants and when issued upon such exercise in accordance with the terms and conditions of the Warrant Indenture and the Warrant Certificates will be issued as fully paid and non-assessable Common Shares;

(k)

the Agent's Warrant Shares have been conditionally allotted and reserved for issuance upon the due exercise of the Agent's Warrants and when issued upon such exercise in accordance with the terms and conditions of the Agent's Warrant Certificate, will be fully paid and non-assessable;

(l)

the Corporation has the necessary corporate power and authority to execute and deliver the Prospectuses, the Registration Statement and any Supplementary Material and to file such documents with the Regulatory Authorities and all necessary action has been taken by the Corporation to authorize the execution and delivery by it of the Prospectuses, the Registration Statement and any Supplementary Material and the filing thereof in each of the Qualifying Provinces under Securities Laws;

(m)

the Corporation has the necessary corporate power and authority to execute and deliver this Agreement, the Warrant Indenture, the Warrant Certificates and the Agent's Warrant Certificate and to perform its obligations hereunder and thereunder and to carry out the transactions contemplated hereby and by the Prospectuses, the Registration Statement and this Agreement, the Warrant Indenture, the Warrant Certificates and the Agent's Warrant Certificate have been duly authorized, executed and delivered by the Corporation and are legal, valid and binding obligations of the Corporation and enforceable against the Corporation in accordance with their respective terms (subject to reasonable opinion qualifications);

(n)

the execution and delivery by the Corporation of this Agreement, the Warrant Indenture, the Warrant Certificates and the Agent's Warrant Certificate, the fulfilment of the terms hereof and thereof by the Corporation, and the completion of the transactions contemplated herein and therein and the issuance, sale and delivery of the Unit Shares and Warrants comprising the Units and the Agent's Warrant Shares as contemplated by the Prospectus do not and will not:

(i)

as far as such counsel is aware, require the consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority, exchange, Regulatory Authority or other regulatory commission or agency except those that have been obtained and those that are in the nature of post-closing reports or similar post-closing filing obligations; or

(ii)

result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:

(A)

any of the provisions of the constating documents or by-laws of the Corporation or, as far as such counsel is aware any resolutions of the directors of the Corporation or any committee thereof or any shareholders of the Corporation;

(B)	as far as such counsel is aware, any indenture, agreement or other instrument to which the Corporation is a party or by which it is contractually bound;

(C)

any statute, rule, regulation or law applicable to the Corporation or, to such counsel's knowledge, any judgment, order, decree or decision of any governmental or regulatory body, agency, commission, tribunal, court or exchange having jurisdiction over the Corporation;

(D)

to such counsel's knowledge, any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Corporation under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Corporation under, any Contract, which individually or in the aggregate would (1) have or result in a material adverse effect on the business, financial condition, properties, assets, liabilities (contingent or otherwise), results of operations or prospects of the Corporation or impair the sale of the Common Shares or the consummation of the transactions contemplated hereby or by the Prospectuses or the Registration Statement, (2) materially impair the Corporation's ability to perform the obligations contemplated in this Agreement, the Warrant Indenture, the Warrant Certificates, the Agent’s Warrant Certificate, the Prospectuses or the Registration Statement or (3) materially affect the consummation of the transactions contemplated in this Agreement, the Warrant Indenture, the Warrant Certificates, the Agent’s Warrant Certificate, the Prospectuses or the Registration Statement;

(o)

provided that the Common Shares are listed on a designated stock exchange (which currently includes the TSXV) at the relevant time, the Unit Shares and Warrants comprising the Units, when issued, will constitute a qualified investment, within the meaning of the Tax Act, for trusts governed by registered retirement savings plans, registered education savings plans, registered retirement income funds, deferred profit sharing plans, registered disability savings plans and tax free savings accounts;

(p)

all necessary documents have been filed, all necessary proceedings have been taken and all other legal requirements have been fulfilled under the laws of Canada and each of the Qualifying Provinces in order to qualify the Distribution of the Units in each of the Qualifying Provinces through investment dealers or brokers registered under applicable legislation of the Qualifying Provinces who have complied with the relevant provisions of such legislation;

(q)

the issue by the Corporation of the Warrant Shares issuable upon the exercise of the Warrants in accordance with the terms and conditions of the Warrant Indenture and the Warrant Certificates is exempt from the prospectus requirements of the Canadian Securities Laws;

(r)

the issue by the Corporation of the Agent's Warrant Shares issuable upon the exercise of the Agent's Warrants in accordance with the terms and conditions of the Agent's Warrant Certificate is exempt from the prospectus requirements of the Canadian Securities Laws;

(s)	the first trade of the Warrant Shares issuable upon exercise of the Warrants will be exempt from the prospectus requirements of the Canadian Securities Laws, provided that:

	(i)	the Corporation is a "reporting issuer" in a jurisdiction of Canada at the time of trade;

	(ii)	the trade is not a "control distribution" as defined in National Instrument 45- 102 Resale of Securities; and

(iii)

the trade is not a trade constituting a transaction or series of transaction involving the purchase and sale or the repurchase and resale in the course of or incidental to a "distribution" as defined in the Canadian Securities Laws; and

(t)

the first trade by the Agent (or a selling group member) of the Agent's Warrant Shares, made by or through a person or company registered under an appropriate dealer category under the Canadian Securities Laws or pursuant to an exemption from the registration requirements of the Canadian Securities Laws, would, if such trade occurred on the date hereof, be a distribution and subject to the prospectus requirements of the Canadian Securities Laws, unless:

	(i)	the Corporation is and has been reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade;

	(ii)	at least four months have elapsed from the distribution date;

	(iii)	the trade is not a "control distribution" (as defined in National Instrument 45- 102);

	(iv)	no unusual effort is made to prepare the market or create a demand for the security that is the subject of the trade;

	(v)	no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(vi)

if the selling security holder is an insider or officer of the Corporation, the Selling security holder has no reasonable grounds to believe that the Corporation is in default of "securities legislation" (as defined in National Instrument 14-101 Definitions).

9.	Officers' Certificates.

9.1

The Agent shall have received at the Closing Time, a certificate dated the Closing Date, addressed to the Agent and signed by the Chief Executive Officer and Chief Financial Officer of the Corporation (or two other senior officers of the Corporation acceptable to the Agent), for and on behalf of the Corporation and not in their personal capacity, which certificate shall certify, to the best of the knowledge, information and belief of the persons signing such certificate after having made due enquiries and examined the Prospectus and, if applicable, any Supplementary Material that:

(a) the Corporation has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time;

(b)

since the respective dates as of which information is given in the Prospectus and except as may have been the subject of Supplementary Material filed with the relevant Regulatory Authorities, there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise), and no change of any material fact or new material fact, in the business, financial condition, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation from that disclosed in the Prospectus and the Registration Statement;

(c)

the representations and warranties of the Corporation contained herein including those arising by delivery of documents hereunder are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time except for such representations and warranties which are made as of a specific date other than the Closing Date;

(d)

except for the CTO, no order, ruling or determination having the effect of ceasing, suspending or restricting trading in any Common Shares or other securities of the Corporation has been issued and no proceedings, investigations or inquiry for such purpose are commenced or, to the best of the knowledge, information and belief of the declarants, contemplated or threatened;

(e)

except as disclosed in the Prospectuses, the Registration Statement or Supplementary Material, if any, there are no actions, suits, proceedings, inquiries, compliance orders or directives commenced or, to the best of the knowledge, information and belief of the declarants, threatened in respect of the transactions contemplated hereunder; and

(f)

since the respective dates as of which information is given in the Prospectuses, the Registration Statement and Supplementary Material, no transaction material to the Corporation has been entered into or is pending by the Corporation which is not disclosed therein, and as to such other matters as the Agent may reasonably request.

10.	Sales Restrictions.

10.1

The Agent shall offer the Units for sale to the public, directly and through other duly qualified investment dealers and brokers (the Agent, together with such other investment dealers and brokers, are referred to herein as the "Selling Firms"), only as permitted by Securities Laws and upon the terms and conditions set forth in the Prospectuses and in this Agreement, at an offering price not exceeding the offering price set forth on the cover page of the Prospectus. For the purposes of this paragraph, the Agent shall be entitled to assume that the Unit Shares and Warrants comprising the Units are qualified or registered for distribution by duly qualified investment dealers and brokers under the Securities Laws of those Qualifying Provinces where a receipt or similar document for the Prospectus shall have been obtained from the applicable Regulatory Authority (including a decision document under the Review Procedures) following the filing of the Prospectus, unless otherwise notified in writing. The Agent acknowledges that the Unit Shares and Warrants comprising the Units are qualified for distribution in the states of Delaware and New York and not in any other state of the United States.

10.2

The Agent agrees and will require each of the other Selling Firms and their respective Affiliates to agree, in connection with the offer and sale of Units, to comply with all applicable Securities Laws.

11.	Indemnification by the Corporation.

11.1

The Corporation shall fully indemnify and save harmless the Agent, each of its Affiliates and each of its directors, officers, shareholders, employees and agents and each person who controls the Agent (collectively, the "Indemnified Parties" and individually an "Indemnified Party") from and against any and all losses (other than loss of profit), costs, expenses, claims, demands, actions, complaints, damages, fines, penalties, taxes, interest and liabilities, joint or several, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the fees and expenses of the Indemnified Parties' counsel on a solicitor and his own client basis that may be incurred in advising with respect to or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the "Claims") to which any Indemnified Party may become subject or otherwise involved or which any Indemnified Party may suffer or incur, in any capacity, insofar as Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the engagement and activities of the Agent under this Agreement, including without limitation:

(a)

any breach of, default under or failure to perform or fulfill any representation, warranty or covenant or agreement of the Corporation, in this Agreement, the Warrant Indenture, the Warrant Certificates, the Agent's Warrant Certificate or any other document to be delivered pursuant hereto;

(b)

any information or statement that does not constitute Agent's Information contained in this Agreement, the Warrant Indenture, the Warrant Certificates, the Agent's Warrant Certificate, the Preliminary Prospectus, the Prospectus, the Registration Statement, any Supplementary Material, any marketing material used in connection with the offer and sale of Units, or any other material or document filed under any Securities Laws or delivered by or on behalf of the Corporation thereunder or pursuant to this Agreement which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation or is or is alleged to be untrue, false or misleading;

(c)

any omission or alleged omission to state in the Preliminary Prospectus, the Prospectus, the Registration Statement, any Supplementary Material, any marketing material used in connection with the offer and sale of Units, or any other material or document filed under any Securities Laws or delivered by or on behalf of the Corporation thereunder or pursuant to this Agreement, any fact or information other than Agent's Information, whether material or not, required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made;

(d)

any order made or any inquiry, investigation or proceeding commenced or threatened by any court, governmental agency or body or regulatory authority, arbitrator, administrative tribunal or stock exchange based upon any actual or alleged untrue statement, omission or misrepresentation (not relating solely to Agent's Information) in the Preliminary Prospectus, the Prospectus, the Registration Statement, any Supplementary Material, any marketing material used in connection with the offer and sale of Units, or any other material or document filed or delivered by the Corporation under any Securities Laws or pursuant to this Agreement (except any material or document delivered or filed solely by the Agent) or based upon any failure to comply with Securities Laws (other than any failure or alleged failure to comply solely by the Agent) which prevents or restricts the trading in or the sale or distribution of the Common Shares or any other securities of the Corporation in any of the Qualifying Provinces or the United States; or

(e)

the non-compliance or alleged non-compliance by the Corporation with any requirements of the Securities Laws, or the by-laws, rules and regulations of the TSXV, as applicable to the Corporation, including the Corporation's non-compliance with any requirement to make any document available for inspection.

Notwithstanding the foregoing provisions of this section 11.1, no party who has engaged in any fraud, fraudulent misrepresentation, wilful default or negligence shall be entitled, to the extent that the liabilities, claims, losses, costs, damages or expenses were caused by such activity, to claim indemnification from the Corporation or any person who has not engaged in such fraud, fraudulent misrepresentation, wilful default or negligence.

11.2

If any claim is asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this section 11 shall come to the knowledge of any Indemnified Party, the Indemnified Party concerned shall notify the Corporation as soon as possible of the nature of such Claim (provided that any failure to so notify shall not affect the Corporation's liability under this section 11 except and only to the extent that the Corporation demonstrates that any failure to so notify in respect to an actual Claim materially prejudiced the defence of such Claim by the Corporation) and the Corporation shall, subject as hereinafter provided, be entitled (but not required) at its expense to assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no admission of liability or settlement of any such Claim may be made by the Corporation or the Indemnified Party without, in each case, the prior written consent of all the affected parties hereto, such consent not to be unreasonably withheld.

11.3

In respect of any such Claim, an Indemnified Party shall have the right to retain separate or additional counsel to act on his or her or its behalf and participate in the defence thereof, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless:

	(a)	the Corporation does not assume the defence of such suit on behalf of the Indemnified Party within ten Business Days of the Corporation receiving written notice of such Claim;

	(b)	the Corporation and the Indemnified Party shall have mutually agreed to the retention of the other counsel; or

(c)

the named parties to any such Claim (including any added third or interpleaded party) include both the Indemnified Party, on the one hand, and the Corporation, on the other hand, and the Indemnified Party shall have been advised by its counsel that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them.

In each of cases (a), (b) or (c), the Corporation shall not have the right to assume the defence of such Claim but shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party provided that the Corporation shall not, in connection with any one such action or separate but substantially similar related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties.

11.4

If any legal proceedings shall be instituted against the Corporation or if any regulatory authority or stock exchange shall carry out an investigation of the Corporation and, in either case, any Indemnified Party is required to testify, or respond to procedures designed to discover information, in connection with or by reason of the services performed by the Agent hereunder, the Indemnified Parties may employ their own legal counsel and the Corporation shall pay and reimburse the Indemnified Parties for the reasonable fees, charges and disbursements (on a full indemnity basis) of such legal counsel, the other expenses reasonably incurred by the Indemnified Parties in connection with such proceedings or investigation.

11.5

With respect to any of its related Indemnified Parties who are not parties to this Agreement, the Agent shall obtain and hold the rights and benefits of this section 11 and section 12 in trust for and on behalf of such Indemnified Parties and the Agent agrees to accept such trust and to hold the benefit of and enforce performance of such covenants on behalf of such persons.

11.6

The rights of indemnity contained in this section 11 in respect of a Claim based on a misrepresentation or omission or alleged misrepresentation or omission in the Prospectus shall not apply if the Corporation has complied with sections 4 and 5 and where it is determined by a court of competent jurisdiction by final judgement that the person asserting such Claim was not provided with a copy of the Supplementary Material (if required under the Securities Laws to have been so delivered to such person by the Agent) which corrects such misrepresentation or omission or alleged misrepresentation or omission, if such claim would have no basis had such delivery been made.

11.7

The rights and remedies of the Agent set forth in sections 11, 12 and 17 are to the fullest extent possible in law cumulative and not alternative and the election by the Agent to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any of the other of such rights and remedies.

12.	Contribution.

12.1

In order to provide for just and equitable contribution in circumstances in which the indemnity provided in section 11 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Agent or any Indemnified Party or enforceable otherwise than in accordance with its terms, or is insufficient to hold any Indemnified Party harmless, the Corporation shall contribute to the aggregate of all liabilities, claims, actions, complaints, losses (other than loss of profits), costs (including without limitation legal fees and disbursements on a solicitor and his own client basis), fines, penalties, taxes, interest, damages or expenses of the nature contemplated in section 11 and suffered or incurred by the Indemnified Parties in such proportions so that the Agent are responsible for the proportion represented by the percentage that the Agent's fee payable pursuant to this Agreement bears to the total proceeds from the Offering of the Units and the Corporation is responsible for the balance, whether or not they have been sued together or sued separately. However, no party who has engaged in any fraud, fraudulent misrepresentation, wilful default or negligence shall be entitled, to the extent that the liabilities, claims, losses, costs, damages or expenses were caused by such activity, to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation, wilful default or negligence.

12.2

The rights to contribution provided in this section 12 shall be in addition to and not in derogation of any other right to contribution which the Agent may have by statute or otherwise at law, and shall remain operative and in full force and effect regardless of:

	(a)	any investigation made by or on behalf of the Agent;

	(b)	acceptance of any Units and payment thereof; or

	(c)	any termination of this Agreement.

12.3

In the event that the Corporation may be held to be entitled to contribution from the Agent pursuant to section 12.1 or under the provisions of any statute or at law, the Corporation shall be limited to receiving contribution in an aggregate amount not exceeding the lesser of:

	(a)	the portion of the full amount of the loss or liability giving rise to such contribution for which the Agent are responsible, as determined in section 12.1; and

	(b)	the amount of the Agent's fee actually received by the Agent hereunder minus the aggregate of any amounts paid or payable by the Agent by way of contribution to any other person hereunder.

12.4

If an Indemnified Party has reason to believe that a claim for contribution may arise, it shall give the Corporation notice thereof in writing as soon as reasonably possible, but failure to notify the Corporation shall not relieve the Corporation of any obligation they may have to the Agent under this section 12 except to the extent that the failure materially prejudices the Corporation.

12.5

The Corporation hereby irrevocably waives its right, whether by statute, common law or otherwise, to recover contribution from any Indemnified Party with respect to any liability of the Corporation by reason of or arising from any misrepresentation contained in the Preliminary Prospectus, the Prospectus or any Supplementary Material, provided however that such waiver shall not apply in respect of liability caused or incurred by reason of or arising from:

(a) any misrepresentation which is based upon or results from Agent's Information contained in such document; or

(b)

any failure by the Agent to provide to prospective purchasers of the Units any document which the Corporation is required to provide to such prospective purchasers and which the Corporation has provided to the Agent in sufficient numbers to provide to such prospective purchasers.

13.	Expenses.

13.1

The Corporation shall be responsible for all of the costs in connection with the proposed public offering, including without limitation the fees and expenses of counsel to the Corporation (including fees and expenses incurred by such counsel in connection with discussions with and opinions to the Agent and its counsel as part of the Agent's due diligence investigations), auditors, engineers, transfer agents and outside consultants, filing fees, the costs and expenses of qualifying the Prospectuses in each of the Qualifying Provinces, and the Registration Statement in the United States, the preparation of audio-visual or other material for marketing presentations and information meetings, out-of-pocket costs related to travel and accommodations for the Corporation's executives and the representatives of the Agent attending such presentations and meetings and the cost of preparing record books for all of the parties to this Agreement and their respective counsel and all other reasonable out-of-pocket costs and expenses (up to a maximum of CDN$50,000) incurred by the Agent and the reasonable fees (up to a maximum of CDN$120,000) plus GST and disbursements of the Agent's Canadian counsel and the reasonable fees (up to a maximum of $30,000) plus disbursements of the Agent's Special United States counsel.

13.2

Notwithstanding the provisions of Section 13.1, in the event that the public offering of the Units is not consummated, because it is abandoned, withdrawn, fails to satisfy the requirements of the Minimum Offering or otherwise, the Corporation shall only be liable to reimburse the Agent its actual out-of-pocket expenses through such date.

14.	Regulation S and Agent's Warrants and Agent's Warrant Shares

14.1

The Agent represents and warrants that it is not a U.S. Person and the Agent was not in the United States at the time the Agent received the offer to acquire the Agent's Warrants or at the time it executed this Agreement.

14.2

The Agent acknowledges and agrees that Agent's Warrants and Agent's Warrant Shares have not been and will not registered under the Securities Act or the securities laws of any state of the United States, and further that the Agent's Warrants and any Agent's Warrant Shares issued upon exercise of any Agent's Warrants constitute "restricted securities" within the meaning assigned in Rule 144(a)(3) under the Securities Act, the offer and sale of the Agent's Warrants contemplated hereby are being made in an "offshore transaction" (as defined in Rule 902 of Regulation S under the Securities Act) in reliance on an exclusion from such registration requirements, any certificates representing Agent's Warrants or Agent's Warrant Shares will bear such U.S. restrictive legend(s) as the Corporation, acting reasonably, may deem appropriate or necessary in order to comply with applicable U.S. Securities Laws; and the Corporation shall issue stop transfer instructions to its transfer agent in respect of any Agent's Warrants or Agent's Warrant Shares.

14.3

The Agent agrees that it will not, during a six-month "distribution compliance period" (as defined in Rule 902 of Regulation S under the Securities Act) (the "Distribution Compliance Period"), act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Agent's Warrants, the Agent's Warrant Shares or any interest therein to or for the account or benefit of a U.S. Person, except as permitted by Regulation S under the Securities Act (it being acknowledged by the Agent that for purposes of Regulation S under the Securities Act, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S, and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question).

14.4	The Agent agrees that it will not engage in hedging transactions involving the Agent's Warrants or the Agent's Warrant Shares except in compliance with the Securities Act.

14.5

The Agent acknowledges and understands that if the Agent's Warrants, the Agent's Warrant Shares or any interest therein is offered, sold or otherwise transferred to or for the account or benefit of a U.S. Person, unless pursuant to an effective registration statement under the Securities Act, prior to the expiration of the Distribution Compliance Period, the purchaser or transferee must agree not to resell such securities except pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

14.6

The Agent agrees that if it decides to offer, sell or otherwise transfer any of the Agent's Warrants or the Agent's Warrant Shares, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

	(a)	the sale or other transfer is to the Corporation;

(b)

the sale or other transfer is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable local laws and regulations;

(c)

the sale or other transfer is made pursuant to the exemption from the registration requirements pursuant to Rule 144 under the Securities Act, if available, and in accordance with any applicable state securities or "blue sky" laws and the regulations thereunder;

(d)

the Agent's Warrants or the Agent's Warrant Shares are sold or otherwise transferred in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities; or

(e)	the sale is made pursuant to an effective registration statement filed by the Corporation under the Securities Act; and

and, in the case of Section 14.6(b), (c) or (d), it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Issuer.

15.	Covenants of the Agent.

15.1	The Agent shall:

(a) give prompt notice to the Corporation, when, in the opinion of the Agent, the Distribution of the Units has ceased;

(b)

provide such documentation as is reasonably required by the Corporation in order to establish an exemption from the requirement to register the issuance to the Agent of the Agent's Warrants and the Agent's Warrant Shares;

(c)

as soon as practicable and, in any event, within the time required by the applicable Regulatory Authority, provide to the Corporation a breakdown of the number of Units sold in each jurisdiction where such information is required for the purpose of calculating filing fees payable; and

(d) notify promptly (and in any event within 90 days of the date of this Agreement) each Regulatory Authority, where required, of the number of Units sold in the relevant Qualifying Province.

16.	Nature and Survival of Representations, Warranties, Covenants and Indemnity.

16.1

All representations, warranties, covenants, obligations and agreements of the Corporation herein contained or contained in documents submitted or delivered pursuant to this Agreement shall survive the closing and shall continue in full force and effect unaffected by any subsequent disposition by the Agent of the Units and regardless of any examination or investigation which the Agent may carry out or which may be carried out on its behalf.

17.	Termination Rights.

17.1

The obligation of the Agent to fulfill its duties hereunder shall be subject to the accuracy as of the Closing Time of the representations and warranties of the Corporation contained herein or in any certificate or document delivered pursuant to or contemplated by this Agreement and the due fulfilment and compliance by the Corporation of and with its covenants herein and therein contained.

17.2

All representations, warranties, terms and conditions of this Agreement, other than those which expressly provide for an obligation of the Agent, shall be construed as conditions inserted for the benefit of the Agent. Any breach of, default under or non-compliance with any such representation, warranty, term or condition by the Corporation shall entitle the Agent, without limitation of any other remedies of the Agent, to terminate its obligations hereunder by giving written notice to that effect to the Corporation at or prior to the Closing Time. The Agent may waive, in whole or in part, or extend the time for compliance with, any such representation, warranty, term or condition without prejudice to the rights of the Agent in respect of any other such representation, warranty, term or condition or any other or subsequent breach, default or non-compliance with that or any other representation, warranty, term or condition, provided that to be binding on the Agent any such waiver or extension must be in writing. No act of the Agent in offering the Units or in preparing or joining in the execution of the Prospectuses, the Registration Statement or any Supplementary Material shall constitute a waiver by the Agent.

17.3

In addition to any other remedies which may be available to the Agent, the Agent shall be entitled, at the Agent's option, to terminate and cancel, without any liability on the Agent's part, the Agent's obligations hereunder by written notice to that effect given to the Corporation at or prior to the Closing Time if:

(a)

any order to cease or suspend trading in any securities of the Corporation or prohibiting or restricting the Distribution of the Units is made, or any proceeding is announced or commenced for the making of any such order, by any securities regulatory authority, any stock exchange or by any other competent authority, and has not been rescinded, revoked or withdrawn;

(b)

any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, threatened or announced or any order or ruling is issued under or pursuant to any statute of Canada or any of the Qualifying Provinces, or of the United States or any state thereof or by any official of any stock exchange or by any other regulatory authority having jurisdiction over a material portion of the business and affairs of the Corporation or there is any change of law, or the interpretation, pronouncement or administration thereof or in respect thereof, which in the opinion of the Agent, acting reasonably, may prevent or operates to delay, prevent or restrict the Distribution of, trading in, or marketability of, the Unit Shares, Warrants, Warrant Shares or the trading in any other securities of the Corporation;

(c)

there should develop, occur or come into effect or existence any event, action, or occurrence of national or international consequence, any governmental law or regulation, state, condition or major financial occurrence, including any act of terrorism, war or like event, or other occurrence of any nature, which, in the Agent's reasonable opinion, materially adversely affects, or may materially adversely affect, the financial markets in Canada or the United States or the business, financial condition, operations or affairs of the Corporation or prevents or materially restricts the trading in or the distribution of the Unit Shares, Warrants and Warrant Shares in the Qualifying Provinces or the United States;

(d)	the state of financial markets is such that, in the reasonable opinion of the Agent, the Units cannot be profitably marketed;

(e)	there is a suspension or material limitation in trading in securities generally on the TSXV or the OTCBB;

(f)	there is a material disruption in the commercial banking or securities settlement or clearance services in Canada or the United States;

(g)

there shall occur any event or change (actual, imminent or reasonably expected), or any development including a prospective event or change, financial or otherwise, in the business, financial condition, affairs, operations, assets, liabilities (contingent or otherwise) or capital or ownership of the Corporation or there should be discovered any previously undisclosed material fact required to be disclosed in the Prospectus, the Registration Statement or Supplementary Material or required to be disclosed therein to prevent any statement contained therein from being a misrepresentation or there should occur a change (other than a change related solely to and provided by the Agent) in a material fact contained in the Prospectus, or the Registration Statement, in each case, which, in the Agent's opinion, could reasonably be expected to have a significant adverse effect on the market price or value of the Common Shares or could reasonably result in the purchasers of a material number of Units exercising their right under Securities Laws to withdraw from or rescind their purchase or sue for damages in respect thereof; or

(h)

the Agent shall become aware as a result of its due diligence review or otherwise of any material adverse change or material adverse fact with respect to the Corporation which existed prior to the date hereof and had not been publicly disclosed prior to the date hereof.

17.4

If the Agent shall elect to terminate its obligations hereunder as aforesaid, whether the reason for such termination is within or beyond the control of the Corporation the liability of the Corporation hereunder with respect to such Agent shall be limited to the indemnity referred to in section 11, the contribution rights referred to in section 12 and the payment of expenses referred to in section 13.

17.5

The rights of termination contained in this section 17 may be exercised in addition to any other rights or remedies the Agent may have in respect of any of the matters contemplated by this Agreement or otherwise. Any such termination shall not discharge or otherwise affect any obligation or liability of the Corporation provided herein or prejudice any other rights or remedies any party may have as a result of any breach, default or non-compliance by any other party.

17.6

The execution of any Supplementary Material (including without limitation an amendment to the Preliminary Prospectus, the Prospectus or the Registration Statement) in respect of any material change and the continued offering of the Units thereafter by the Agent shall not, of itself, constitute a waiver of the Agent's rights under this section 17.

18.	Right of First Refusal

18.1

If the Minimum Subscription is achieved, the Corporation (or any successor to the Corporation) hereby grants to the Agent an exclusive right of first refusal to participate, up to 40%, and to act as the lead agent or lead underwriter of the Corporation in connection with any future equity or debt financings (whether public or private offerings) of the Corporation for which the Corporation has or proposes to retain an underwriter or agent for a period ending 12 months from the date of listing of the Common Shares on the Exchange (the "Period"). If the Corporation is intending to proceed with any such financing or engagement or has received a proposal for any such financing or engagement, the Corporation shall provide to the Agent written notice of the proposed terms thereof (including the commissions payable to the agent). The Agent shall have ten (10) days from receipt of written notice of any such financing or engagement to exercise such right on the specific financing or engagement for which written notice was received on terms which are the same, or more advantageous to the Corporation, as those proposed in the specific financing or engagement for which written notice was received. In the event that the Agent does not elect to accept an agency or underwriting relationship for that financing or engagement, the Corporation may proceed with such other securities firm or agent for such financing on the same terms through another agent or underwriter, provided the arrangements with such agent or underwriter are entered into within 30 days thereafter. This Agent's right of first refusal contained herein shall nevertheless continue to apply with respect to any future financing for which the Corporation has or proposes to retain an underwriter or agent that is undertaken by the Corporation within the balance of the Period.

19.	Notification.

19.1

The Corporation shall advise the Agent promptly of any request made at any time prior to the end of the Distribution Period by any Regulatory Authority or the TSXV for any Supplementary Material or for any additional information, of the issuance by any such Regulatory Authority or the TSXV of any cease trading or stop order relating to the Common Shares or any other securities of the Corporation or order preventing or suspending the use of the Prospectuses or the Registration Statement relating to the Units or the qualification of the Units for offering or sale, in any jurisdiction, or of the institution or threat to its knowledge of institution of any proceedings for that purpose or of the receipt by the Corporation of any written communication from any such Regulatory Authority or the TSXV relating to the Prospectuses, the Registration Statement, any Supplementary Material or the offering or sale of Units. The Corporation shall use its best efforts to prevent the issuance of any such cease trading or stop order or other order and, if issued, to obtain the withdrawal or lifting thereof as soon as possible.

19.2

During the Distribution Period, the Corporation shall provide to the Agent on a timely basis, for review by the Agent and its counsel prior to filing, any proposed document, including without limitation any Supplementary Material and any annual information form, press release, material change report or information circular, which may be required to be filed by any Regulatory Authority or the TSXV.

20.	Notices.

20.1	Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered:

(a)	in the case of the Corporation, to Manas Petroleum Corporation, Bahnhofstrasse 9, 6341 Baar, Switzerland, ATTN: Peter-Mark Vogel, facsimile +41 (44) 718 1039; and

(b)	in the case of Raymond James, to Raymond James Ltd., Suite 2500, 707 – 8th Avenue SW, Calgary, Alberta, T2P 1H5, Attn. Sonny Mottahed, facsimile (403) 509-0535.

The Corporation and the Agent may change their respective addresses for notices by notice given in the manner aforesaid. Any such notice or other communication shall be in writing, and unless delivered to a responsible person of the addressee, shall be given by courier service or by facsimile or other electronic transmission, and shall be deemed to have been received, if given by facsimile or other electronic transmission, at the time of sending (if prior to 4:00 p.m. (local time at place of receipt) on a Business Day and, otherwise, on the next Business Day following the sending thereof) and, if given by courier service when delivered.

21.	Further Offerings.

21.1

The Corporation agrees that, until 120 days following the Closing Date, it shall not issue, or announce the issuance of, or make or announce any agreement to issue, sell or exchange any shares from treasury or securities convertible or exchangeable into shares from treasury without the prior consent of the Agent, which consent shall not be unreasonably withheld; provided that, notwithstanding the foregoing, the restriction on subsequent securities issuances does not include the granting or exercising of warrants or employee stock options, nor does it restrict the Corporation from issuing shares in order to comply with its obligations under agreements to do so (the number of such shares, exclusive of outstanding warrants and options, is currently estimated by the Corporation to be 2,200,000). The restriction on subsequent securities issuances does not include corporate activity where shares from treasury or securities exchangeable for or convertible into shares from treasury are issued pursuant to or in connection with a merger or asset acquisition.

22.	Miscellaneous.

22.1

The Corporation: (a) acknowledges and agrees that the Agent has certain statutory obligations as a registrant under the Securities Laws and has a fiduciary relationship with its clients; and (b) consents to the Agent acting hereunder while continuing to act for its clients. To the extent that the Agent's statutory obligations as a registrant under Securities Laws or fiduciary relationships with its clients conflicts with its obligations hereunder, the Agent shall be entitled to fulfil its statutory obligations as a registrant under Securities Laws and its duties to its clients. Nothing in this agreement shall be interpreted to prevent the Agent from fulfilling its statutory obligations as a registrant under Securities Laws or to act as a fiduciary of its clients.

22.2

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect. The invalidity or unenforceability of any provision in any particular jurisdiction shall not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

22.3

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein without reference to the conflicts of laws provisions thereof. Each of the parties irrevocably attorns to the jurisdiction of the courts of the Province of Alberta with respect to all matters arising out of this Agreement and the transactions contemplated herein.

22.4	Time shall be of the essence hereof.

22.5	In exercising rights or making decisions under this Agreement, all parties shall act in a commercially reasonable manner consistent with practice in the Canadian securities industry.

22.6

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts, taken together, shall constitute one and the same instrument. A signed counterpart of this Agreement provided by way of facsimile or other electronic transmission shall be as binding upon the parties as an originally signed counterpart.

22.7

The terms and conditions of this Agreement supersede any previous verbal or written agreement among the Agent (or any of them) and the Corporation with respect to the subject matter hereof, including without limitation, the engagement letter dated September 28, 2010 and accepted by the Corporation on September 30, 2010 and the engagement letter dated January 31, 2011 and accepted by the Corporation on February 1, 2011.

22.8

Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purposes of giving effect to this Agreement and shall use reasonable commercial efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

If this letter accurately reflects the terms of the agreement which we are to enter into and if such terms are agreed to by the Corporation, please signify acceptance by executing the enclosed copies of this letter where indicated below and returning them to Raymond James Ltd.

Yours very truly,

RAYMOND JAMES LTD.

By:
Name: Gregg Delcourt
Title: Managing Director

The foregoing agreement is hereby accepted and agreed to as of the date first written above.

MANAS PETROLEUM CORPORATION

By:
Name: Peter-Mark Vogel
Title: President and Chief Executive Officer

SCHEDULE "A"

FORM OF AGENT'S WARRANT CERTIFICATE

(see attached)

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, EXERCISED BY, OR TRANSFERRED TO OR ON BEHALF OF, A U.S. PERSON OR ANY OTHER PERSON IN THE UNITED STATES UNLESS THIS WARRANT OR SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT AS THE CASE MAY BE, HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

WARRANT CERTIFICATE

     MEMORANDUM OF AGREEMENT (this "Agreement") dated the ___ day of ________, 2011.

BETWEEN:

MANAS PETROLEUM CORPORATION, a corporation incorporated under the laws of the State of Nevada (the "Corporation")

- and -

RAYMOND JAMES LTD., a corporation with an office in the City of
Calgary, in the Province of Alberta (the "Agent")

     WHEREAS the Corporation has agreed pursuant to an agreement dated the • day of •, 2011 (the "Agency Agreement") to grant the Agent a warrant to purchase • common shares in the capital of the Corporation (the "Common Shares") in consideration of the Agent's services performed under the Agency Agreement;

     NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the premises, mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto as follows:

23. Warrant

     The Corporation hereby grants to the Agent, subject to the terms and conditions hereinafter set out, an irrevocable non-transferrable warrant (the "Warrant") to purchase • [Insert the number equal to 3% of the number of units sold in the offering] Common Shares.

24. Exercise Date

     The Warrant granted hereunder shall be exercised on or before • [Insert the date that is 24 months following the date of the first listing and posting of the Common Shares on the TSX Venture Exchange] (the "Expiry Date"), after which all rights granted hereunder shall terminate.

25. Exercise Price

     The exercise price shall be the sum of US$0.60 per Common Share.

26. Exercise of Warrant

     The Warrant granted hereunder may be exercised in whole or in part, at any time and from time to time, on or prior to 5:00 p.m. (Switzerland time) on the Expiry Date, by delivery of an election to exercise substantially in the form attached hereto as Exhibit "1" (the "Election to Exercise") at the address specified in the Agency Agreement, specifying therein the number of Common Shares in respect of which the Warrant is being exercised, accompanied by payment in cash, certified cheque or bankers' draft payable to the Corporation in full payment of the purchase price for such number of shares so specified therein.

27. Share Certificates

     Upon exercise of the Warrant, the Corporation shall forthwith cause the Transfer Agent to deliver to the Agent, within five business days following the receipt by the Corporation of payment for the number of Common Shares so exercised, a certificate or certificates representing in the aggregate such number of Common Shares as the Agent may have paid for.

28. Legends

     The certificate or certificates representing Common Shares issued before •[Insert the date that is 4 months and a day after the distribution date], 2011 upon exercise of the Warrant represented hereby shall be impressed with a legend substantially in the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE • [Insert the date that is 4 months and a day after the distribution date], 2011.”

And, if required by the TSX Venture Exchange:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [ [Insert the date that is 4 months and a day after the distribution date], 2011.”

     The certificate or certificates representing Common Shares issued upon exercise of the Warrant represented hereby shall be impressed with a legend substantially in the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

29. No Rights of Shareholder Until Exercise

     The Agent shall have no rights whatsoever as a shareholder (including any right to receive or accrue dividends or other distributions to shareholders or to vote at a general meeting of the shareholders of the Corporation) other than in respect to shares in respect of which the Agent shall have exercised its right to purchase hereunder and which the Agent shall have actually taken up and paid for.

30. Non Transferable

     The rights conferred hereunder shall be non transferable and non-tradeable.

31. No Fractional Common Shares

     No fractional Common Shares will be issued on exercise of this Warrant, or any compensation made for such fractional Common Shares, if any.

32. Dilution

     In the event of any reclassification, subdivision or re-division of the issued Common Shares of the Corporation at any time prior to the Expiry Date into a greater number of Common Shares (including the declaration or payment of any stock dividend), the Corporation shall deliver at the time of any exercise thereafter of the Warrant hereby granted, at no additional cost to the Agent, but only as to the Common Shares in respect of which the Warrant is then exercised, the number of Common Shares which the Agent would have been entitled to following such reclassification, subdivision or re-division if it had exercised the Warrant and held the Common Shares immediately prior to the date of reclassification, subdivision or re-division. The Agent shall pay for the number of Common Shares delivered upon exercise as aforesaid an amount calculated by multiplying the exercise price by the number of Common Shares over which the right would have been exercised if such exercise had been made prior to the date of such reclassification, subdivision or re-division.

     In the event of any consolidation or change in the Common Shares of the Corporation at any time prior to the Expiry Date into a lesser number of Common Shares, the Corporation shall deliver at the time of any exercise thereafter of the Warrant hereby granted, but only as to the Common Shares in respect of which the Warrant is then exercised, the number of Common Shares which the Agent would have been entitled to following such consolidation or change if it had exercised the Warrant and held the Common Shares immediately prior to the date of such consolidation or change. The Agent shall pay for the number of Common Shares delivered upon exercise as aforesaid, an amount calculated by multiplying the exercise price by the number of Common Shares over which the right would have been exercised if such exercise had been made prior to the date of such consolidation or change.

     If, during the term of the Warrant, the Corporation shall become merged, amalgamated, arranged, combined or otherwise reorganized whatsoever into or with any other corporation or other person or shall sell the whole or substantially the whole of its assets and undertaking for shares or securities of another corporation, the Corporation will make provision that, upon the exercise of the Warrant during its unexpired period after the effective date of such merger, amalgamation, arrangement, combination, reorganization or sale, the Agent shall receive, for the same aggregate exercise price, such number of Warrants of the continuing or successor corporation or person in such merger, amalgamation, arrangement, combination or reorganization or shares or other securities of the purchasing corporation or person as it would have received as a result of such merger, amalgamation, arrangement, combination, reorganization or sale as if the Agent had exercised the Warrant immediately prior thereto and had held such Warrants on the effective date of such merger, amalgamation, arrangement, combination, reorganization or sale.

     Adjustments shall be made successively whenever any event referred to in this paragraph shall occur. Upon any adjustment of the number of Common Shares which may be purchased hereunder, the Corporation shall give written notice to the Agent, giving particulars of such adjustment. In the event the Corporation agrees to sell all or substantially all of the assets of the Corporation for cash, it shall use reasonable commercial efforts to give the Agent at least 10 days notice thereof on or prior to the date of closing of such proposed sale, determined as of the date of notice. In the event of the liquidation, dissolution or winding up of the affairs of the Corporation, the right to exercise this Warrant shall terminate 10 days before the earliest day fixed for the payment of any distribution amount on the Common Shares of the Corporation, provided at least 20 days notice of such payment date shall be given to the Agent, determined as of the date of notice.

33. Reservation of Treasury Shares

     The Corporation shall at all times, during the term of this Agreement, reserve and keep available a sufficient number of unissued Common Shares to satisfy the requirements hereof.

34. Further Assurances

     The parties hereto covenant that they shall and will from time to time and at all times hereafter do and perform all such acts and things and execute all such additional documents as may be required to give effect to the terms and intention of this Agreement.

35. Entire Agreement

     Except for the Agency Agreement, this Agreement supersedes all other agreements, documents, writings and verbal understandings among the parties relating to the subject matter hereof and represents the entire agreement between the parties relating to the subject matter hereof. In the event of a conflict between the Agency Agreement and this Agreement, the terms of this Agreement shall prevail.

36. Definitions

     Capitalized terms used herein that are not otherwise defined shall have the same meaning as provided in the Agency Agreement.

37. Enurement

     Subject to the other provisions hereof, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

38. Severability

     In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute, rule of law or regulation, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute, rule of law or regulation. Any provision hereof which may prove invalid or unenforceable as provided for in the previous sentence shall not affect the validity or enforceability of any other provision, or the remainder of any provision, hereof.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

MANAS PETROLEUM CORPORATION

Per:

RAYMOND JAMES LTD.

Per:

EXHIBIT 1

Election to Exercise

The undersigned hereby irrevocably elects to exercise the Warrant to acquire the number of Common Shares set out below (or other property or securities subject thereto) as set forth below:

(a) Number of Common Shares to be Acquired: _____________________________________________
(b) Exercise Price: ___________________________________________________________________
(c) Aggregate Purchase Price [(a) multiplied by (b)]: US$ ______________________________________and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price, and directs such Common Shares to be registered and certificates therefor to be issued as directed below.

The undersigned hereby represents, warrants and certifies that it is (i) at the time of exercise of the Warrant is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, (iii) is not exercising the Warrant on behalf of a “U.S. person”; and (iv) did not execute or deliver this election to exercise in the United States.

DATED this ______day of ______________________, 20___.

RAYMOND JAMES LTD.

Per:

Direction as to Registration

Name of Registered Holder:

Address of Registered Holder: